                                                                   EXHIBIT 10.12

                             AMENDED AND RESTATED
                           PRODUCT SUPPLY AGREEMENT


     This Amended and Restated Product Supply Agreement (this "Agreement") is effective as of October 1, 1999, between X10 Ltd., a Bermuda corporation ("Supplier"), and X10 Wireless Technology, Inc., a Delaware corporation ("Purchaser").

                                   RECITALS

     A. Supplier is in the business of manufacturing and selling home and small office networking products;

     B. Purchaser is in the business of designing, developing, marketing, selling and distributing broadband wireless- and powerline-based home and small office networking products;

     C. Supplier and Purchaser have previously entered into that certain Product Supply Agreement (the "Original Agreement") dated and effective as of October 1, 1999, pursuant to which Purchaser provided purchase orders to Supplier for broadband wireless- and powerline-based home and small office networking products to be manufactured by Supplier and sold to Purchaser for resale to customers;

     D. The Original Agreement did not adequately set forth the entire understanding between the parties with respect to the manufacture and delivery of products under the Original Agreement and with respect to certain other terms incidental thereto; and

     E. The parties now wish to amend and restate the Original Agreement in order to clarify and memorialize the correct understanding of the parties with respect to the manufacture and delivery of the products under the Original Agreement and to further describe the obligations and existing practices of the parties in connection therewith;

                                   AGREEMENT

     Now, therefore, in consideration of the foregoing, the mutual promises contained herein and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

     1. Products. Supplier agrees to manufacture, at the direction of Purchaser, all wireless-, telephone-, infrared- and powerline-based home and small office networking products currently manufactured by Supplier, together with any and all future additions, modifications, changes, improvements and replacements to such products and any new products developed by Supplier or Purchaser (the "Products"). The Products, as they presently exist, are listed on Exhibit A attached hereto.

     2. Product Delivery Requests. Purchaser shall provide Supplier with product delivery requests specifying each Product to be ordered, the quantity requested and the required date of receipt at Purchaser's designated warehouse(s) (each, a "Product Delivery Request"). Upon receipt of each Product Delivery Request, Supplier shall have ten (10) days to notify Purchaser of its acceptance or rejection of such Product Delivery Request. The Product Delivery Request shall be deemed accepted by Supplier if Supplier does not notify Purchaser of its rejection within such ten (10) day period. Notwithstanding the foregoing, Supplier may only reject a Product Delivery Request if it is unable to obtain the components necessary to manufacture the Products subject to the Product Delivery Request in a timely manner after using its best efforts to do so. At the time of acceptance, Supplier shall notify Purchaser whether it will meet the delivery schedule set forth in the Product Delivery Request using sea freight. If it is unable to meet the delivery schedule using sea freight, then Purchaser may by notice to Supplier elect either to cancel the Product Delivery Request or proceed with the Product Delivery Request on the condition that Purchaser shall be responsible for all additional costs of shipment by air freight. If Supplier accepts the Product Delivery Request and cannot subsequently meet the agreed delivery timetable using sea freight, any additional costs of shipment by air freight shall be borne by Supplier.

     3. Purchase Orders. Supplier shall sell the Products to Purchaser in accordance with all of the terms, conditions and specifications contained in orders received by Supplier from Purchaser from time to time, if such terms, conditions and specifications are accepted by Supplier, which acceptance shall not be unreasonably withheld. Each order from Purchaser will be submitted by written or electronic purchase order specifying the quantity of each Product being ordered (each, a "Purchase Order"). Each Purchase Order is subject to and limited by the terms and conditions set forth in Purchaser's standard purchase order, a copy of which is attached hereto as Exhibit B, as such purchase order may be amended from time to time by Purchaser (the "Standard Purchase Order") with the consent of Supplier, which consent shall not be unreasonably withheld. If any Purchase Order is delivered to Supplier by Purchaser which does not contain the terms and conditions set forth in the Standard Purchase Order, or which contains terms and conditions that conflict with those set forth in the Standard Purchase Order, such Purchase Order shall be deemed to contain the terms and conditions set forth in the Standard Purchase Order. Purchaser shall not be required to order or purchase any specific quantity of any Product. PURCHASER HEREBY OBJECTS TO ANY TERMS IN ANY PURCHASE ORDER OR ACCEPTANCE FORMS OR ANY OTHER DOCUMENTS TRANSMITTED ON BEHALF OF SUPPLIER THAT CONFLICT WITH OR ARE NOT CONTAINED IN THE TERMS OF THE STANDARD PURCHASE ORDER, UNLESS THE WRITTEN CONSENT OF PURCHASER IS FIRST OBTAINED.

     4. Most Favored Purchaser. As between Product Delivery Requests and Purchase Orders placed by Purchaser and those placed by Supplier's other customers, Purchaser's Product Delivery Requests and Purchase Orders shall take priority over those of Supplier's other customers, to the extent such priority is necessary in order for Supplier to accept and meet the terms set forth in such documents including, without limitation, each delivery schedule.

     5.   Pricing and Payment Terms; Audit.

          a. The prices for existing Products shall be as set forth in each Purchase Order, and shall be the actual cost to produce the Products as mutually agreed upon by Purchaser

                                       2.

and Supplier in a separate written confirmation on at least an annual basis. The prices for new Products shall be determined by agreement of the parties prior to the submission of any Purchase Order for such Products. For purposes of this Agreement, "costs" of production consist of:

          (i) the actual costs paid by Supplier to purchase raw materials used in the Products;
          (ii)   factory overhead, including labor costs;
          (iii)  incoming freight for raw materials; and
          (iv) consumables, including, without limitation, tools, solder and other items incident to the manufacturing of the Products.

Notwithstanding the foregoing, Supplier shall not, in any 12-month period, increase the price at which it sells the Products to Purchaser in excess of the annual Consumer Price Index rate in the United States during such 12-month period.

          b. Payment shall be due net 120 days from delivery by Supplier of the Products subject to each Product Delivery Request to the F.O.B. shipping point. Purchaser shall be responsible for all sales, use, excise and/or transfer taxes and other charges payable in connection with the sale of the Products to Purchaser.

          c. Within ninety (90) days after the end of each calendar year, Supplier shall provide Purchaser an annual audited statement prepared by an internationally-recognized auditor, agreeable to both parties, that documents the aggregate costs of all Products sold to Purchaser during the entire year ended December 31. Purchaser shall bear the costs of such audit. If these costs are more than 2% lower than the actual costs invoiced to Purchaser, Supplier shall refund the difference to Purchaser within thirty (30) days of providing such audited statement. If these costs are more than 2% greater than the actual costs invoiced to Purchaser, Purchaser shall pay the difference to Supplier.

     6. Product Delivery. Upon receipt of a Product Delivery Request, and in no event later than the delivery date set forth therein, Supplier shall deliver manufactured Products to the F.O.B. shipping point for delivery to fulfillment locations designated by Purchaser for warehousing and holding on consignment at such fulfillment locations pending sale to Purchaser and sale and delivery directly to Purchaser's customers. Purchaser shall be responsible for identifying the applicable laws and regulations associated with importing the Products into the United States (or any other country into which the Products are imported) and communicating such requirements to Supplier, and Supplier shall be responsible to complying with such laws and regulations as are communicated by Purchaser. Except as provided in this Agreement, Purchaser shall also be responsible for payment of all customs duties and freight costs for shipment of the Products from Supplier to Purchaser's designated fulfillment locations. In the event this Agreement is terminated for any reason, Supplier shall reimburse Purchaser, within thirty (30) days after the effective date of the termination, for any customs duties and/or freight costs incurred by Purchaser in connection with Products for which Purchaser did not submit a Purchaser Order prior to the effective date of the termination. Title and risk of loss with respect to the Products shall remain with Supplier until transferred pursuant to Section 7 of this Agreement.

                                       3.

     7. Passage of Title; Protection of Purchaser's Interest. Prior to July 1, 2000, title to and risk of loss of Products subject to a Product Delivery Request shall pass from Supplier to Purchaser upon Supplier's receipt of a Purchase Order for such Products from Purchaser. On and after July 1, 2000, title to and risk of loss of Products subject to a Product Delivery Request shall pass from Supplier to Purchaser upon the earlier of (i) Supplier's receipt of a Purchase Order for such Products from Purchaser, or (ii) payment by Purchaser of the full purchase price for such Products. Purchaser shall be entitled to file any financing statements and other documents necessary to protect Purchaser's interest in any Products subject to outstanding Purchase Orders, and Supplier agrees to cooperate in any manner necessary to effectuate such filings.

     8. Returns; Defective Products. Supplier shall accept all returns of Products supplied under this Agreement and returned by Purchaser's customer(s) to Supplier, Purchaser or Purchaser's warehousing and fulfillment agent. Supplier shall replace each returned Product that breaches the warranties set forth in Section 9 or is otherwise defective.

     9.   Warranties of Supplier.  Supplier represents and warrants that:

          a. All of the Products sold to Purchaser hereunder are in good operating condition, were manufactured in a workmanlike manner in accordance with prevailing professional standards, are fit and safe for the use for which they were intended, and said Products and the resale thereof by Purchaser do not and will not violate any laws, regulations, orders or ordinances of the country of origin of the Products or any federal laws of the United States or any rules or regulations of any agency of the United States or any other country in which the Products may be sold.

          b. Supplier shall replace any products that are proved to be defective free of charge. Purchaser shall be responsible for all shipping costs to and from Purchaser's customer.

          c. Supplier shall obtain and maintain during the term of this Agreement a policy of product liability insurance in an amount not less than $5 million per claim. Such insurance policy shall be issued by an insurance company acceptable to Purchaser and shall name Purchaser as an additional insured.

          d. The Products will meet Purchaser's specifications as set forth in each Product Delivery Request and will be free of patent and latent defects.

          e. In the event of a breach of this Agreement by Supplier, Seller shall be entitled to set-off any amounts owed by Seller hereunder against losses incurred by Seller arising out of Supplier's breach of this Agreement.

     10.  Indemnity.

          a. Indemnification. Each party (the "Indemnifying Party") shall defend, indemnify and hold the other party and its officers, directors, agents, customers and sublicensees harmless from and against any loss, damage, injury, liability, claims, causes of action or other expense, including reasonable attorneys' fees involved in the defense of any such action, that the

                                       4.

other party may suffer arising out of or resulting from such Indemnifying Party's services performed pursuant to this Agreement including, without limitation, (i) any claim based on the negligence, or willful misconduct of the indemnifying party or any of such Indemnifying Party's affiliates; and (ii) any breach of the representations and warranties in Section 9 of this Agreement.

          b. Indemnification Procedure. In the event the Indemnifying Party is obligated to indemnify the other Party (the "Indemnified Party") under this Agreement, the Indemnified Party will, as soon as is reasonably practicable, (i) provide the Indemnifying Party with prompt written notice of any claim for which indemnification is required, (ii) tender the defense of any such claim to the Indemnifying Party, (iii) provide full cooperation for such defense at the Indemnifying Party's expense, and (iv) not settle without the Indemnifying Party's prior written approval, not to be unreasonably withheld. Notwithstanding the foregoing, failure to give prompt notice as required by this Section 10.b shall not preclude any claim for indemnification unless such failure has the effect of prejudicing the rights of the Indemnifying Party with respect to such claim. The Indemnified Party may participate in any such defense or settlement with counsel of its own choosing at its expense.

     11. Limitation of Liability. In no event will Supplier be liable for any consequential, indirect, exemplary, special or incidental damages including, without limitation, any lost profits, arising from or relating to this Agreement. Supplier's total cumulative liability in connection with this Agreement, whether in contract, tort or otherwise, will not exceed the amount of fees actually paid to Supplier hereunder.

     12.  Confidentiality.

          a. Confidential Information. "Confidential Information" shall consist of all information and materials clearly identified in writing as Confidential Information including, without limitation, formulas, methods, know how, processes, designs, new products and the terms and pricing under this Agreement.

          b. Confidentiality Obligations. Supplier agrees not to use or disclose any Confidential Information of Purchaser, except as may be necessary to (i) third parties who have a specific need to know in order to facilitate the design, development and manufacture of prototypes and products, who agree in writing, to hold such information in confidence, or (ii) employees of Supplier who have a specific need to know in order to fulfill the terms of this Agreement and who agree, in writing, to hold all such information in confidence. Further, Supplier agrees not to disclose any Confidential Information of Purchaser to any third party, including affiliates of Supplier, without the prior express written permission of Purchaser. These confidentiality provisions of this Section 12 shall not apply to any information that is or becomes generally available to the public through no fault of the party seeking to disclose the information, or any information properly obtained from a completely independent source under no obligation of confidentiality. The confidentiality provisions of this Section 12 shall also not apply to prohibit disclosure of Confidential Information (x) as required by applicable disclosure laws; or (y) in connection with a court order requiring disclosure, in which case Supplier must provide immediate notice of such order to Purchaser and cooperate in any attempt to quash such order.

                                       5.

     13.  Term and Termination.

          a. Term. The term of this Agreement (the "Term") shall commence on the effective date hereof and continue in effect until December 31, 2019. Thereafter, the Term shall be renewed automatically for subsequent five-year terms unless terminated by Purchaser by written notice to Supplier at least ninety (90) days prior to the expiration of the preceding term or as otherwise provided herein.

          b. Termination. This Agreement may be terminated by either party upon breach of any material obligation or condition hereof by the other, effective thirty (30) days after giving written notice to the other of such termination specifying such breach; provided, however, that if the default or breach is cured or shown not to exist within such period, the notice shall be deemed withdrawn and of no effect; provided, further, that this Agreement may be terminated immediately by Purchaser upon breach of the confidentiality obligations in Section 11 hereof by Supplier. The right to terminate hereunder is not exclusive and may be exercised in conjunction with or in addition to any other right or remedy such party might have, at law or equity.

     14. Continuing Obligations. Upon Purchaser's termination of this Agreement for any reason, Purchaser shall be obligated to purchase all Products relating to any work in process, orders in production or Products in the possession of Supplier which have been manufactured by Supplier pursuant to a Purchase Order delivered prior to the effective date of the termination. Except as provided in this Section, Purchaser shall have no further obligation to purchase any Products after the date of termination. The provisions of this section and Sections 5 ("Pricing and Payment Terms; Audit"), 8 ("Returns; Defective Products"), 9 ("Warranties of Supplier"), 10 ("Indemnity"), 12 ("Confidentiality"), 20 ("Waiver"), 21 ("Governing Law"), 22 ("Severability") and 23 ("Attorneys' Fees") shall survive termination or expiration of this Agreement for any reason.

     15. Force Majeure. No failure or omission by either party in the performance of any obligation hereunder shall be deemed a breach of this Agreement, nor create any liability if same shall arise from acts of God, acts of war, condemnation, appropriation, governmental regulations or orders, floods, the elements, fire, explosions and other casualties, transportation delays, embargo, or any other occurrences beyond the reasonable control of such party ("Force Majeure"). Each party agrees to promptly notify the other party of any of the foregoing occurrences and the non-performing party shall be excused from performance, to the extent it relates to the Force Majeure, so long as such conditions prevail, provided, however, that if the non-performing party remains unable to perform for a continuous period of ninety (90) days, the other party may terminate this Agreement on ten (10) days written notice to the non-performing party.

     16. Relationship of Parties. The relationship between Supplier and Purchaser is and during the term of this Agreement shall be solely that of independent contractors. Supplier will not have, and will not represent that it has, any power, right or authority to bind Purchaser, or to assume or create any obligation or responsibility express or implied, on behalf of Purchaser or in Purchaser's name, except as herein expressly provided. Nothing stated in this Agreement shall be construed as making partners of Supplier and Purchaser, nor as creating any agency, employment or franchise relationship between the parties.

                                       6.

     17. Assignment. Neither Supplier nor Purchaser may assign, encumber or in any way transfer or delegate any interest, right or duty under this Agreement without prior written consent of Purchaser.

     18. Notices. All notices or other communications hereunder shall be in writing and shall be made by hand delivery, internationally-recognized overnight courier, electronic mail, or registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

          X10 Wireless
          Technology, Inc.:     X10 Wireless Technology, Inc.
                                15200 52nd Avenue South
                                Seattle, WA  98188-2335
                                Attn:  President
                                e-mail: wade@x10.com

          X10 Ltd.:             X10 Ltd.
                                Room 1103-4,
                                Hilder Center
                                2 Sung Ping Street
                                Hunghom, Kowloon,
                                Hong Kong
                                e-mail: gseow@ibm.net

or at such other address as shall be furnished by any of the parties by like notice, and such notice or communication shall be deemed to have been given or made as of the date so delivered, if delivered personally, one (1) day after deposit with an internationally-recognized overnight courier and three (3) calendar days after so mailed, if sent by registered or certified mail.

     19. Entire Agreement. This Agreement, together with all the Purchase Orders, constitutes the entire agreement between the parties, and supersedes all prior arrangements and negotiations between the parties. This Agreement may be modified or amended only by mutual written consent of the parties; provided, however, that after the effective date of the Purchaser's first firm commitment underwritten public offering of its securities registered under the Securities Act of 1933, as amended, any such modification or amendment shall be effective only if it is approved by a majority of the directors serving on the Audit Committee of the Board of Directors of Purchaser.

     20. Waiver. Failure by either party to enforce at any time any term or condition under this Agreement shall not be a waiver of the right to act on the failure of such term or condition and shall not impair or waive that party's right thereafter to enforce each and every term and condition of this Agreement.

     21. Governing Law. This Agreement will be governed and construed in accordance with the laws of the State of Washington as applied to transactions taking place wholly within Washington between Washington residents. The parties hereby expressly consent to the exclusive personal jurisdiction of and venue in the state and federal courts located in King County, Washington. Notwithstanding the foregoing, however, Purchaser may bring an action

                                       7.

for injunctive or equitable relief in any jurisdiction it deems reasonably necessary to protect its proprietary rights. This Agreement shall not be subject to or governed by the United Nations Convention on Contracts for the International Sale of Goods, which is specifically disclaimed by the parties.

     22. Severability. If any portion of this Agreement shall be held invalid or inoperative, then, so far as is reasonable and possible, the remainder of this Agreement shall be considered valid and operative, and effect shall be given to the intent manifested by the portion held invalid or inoperative.

     23. Attorneys' Fees. The substantially prevailing party in any action between the parties which is based on this Agreement or any document related hereto shall have its reasonable attorneys' fees and other costs incurred in such action or proceeding including any incurred for pre-suit, trial, arbitration, post-judgment and appeal, paid by the other party.

     24. Waiver of Conflicts. Each party to this Agreement acknowledges that Cooley Godward LLP ("Cooley Godward"), outside general counsel to the Purchaser, represents only the Purchaser with respect to the matters contained in this Agreement and does not represent Supplier in connection herewith. Supplier understands that and agrees that it should not rely upon the advice of Cooley Godward with respect to the matters contained herein, and that it has had adequate opportunity to obtain the advice of independent legal counsel with respect to the matters contained in this Agreement.

     In Witness Whereof, the parties hereby execute this Amended and Restated Product Supply Agreement as of the date set forth below.


X10 Ltd., a Bermuda corporation           X10 Wireless Technology, Inc., a
                                          Delaware corporation

By: /s/ George Stevenson                  By: /s/ Wade Pfeiffer
   ---------------------------------         ---------------------------------
George Stevenson, President               Wade Pfeiffer, CFO

Date: August 9, 2000                      Date: August 9, 2000

                                       8.

                                   EXHIBIT A
                            Description of Products


Product #         Product Name
---------         ------------
AK10A             MP3 Audio Sender
AK11A             MP3 Audio Sender + MP3 Remote
AR10A             MP3 Audio Receiver
AT10A             MP3 Audio Transmitter
CK17A             FireCracker Interface
CK18A             FireCracker
CK19A             FireCracker II
CM17A             Computer Interface, 310 MHz RF Transmitter, powered from serial port
CR12A             Camera Scanning Remote
KR19A             Keychain remote (SlimFIRE) for Home Control
KR21A             Keychain remote (similar to KR19A but 4 # buttons + On/Br-Off/Dim)
KR22A             Key chain remote (similar to KR19A but 4 separate ON-OFFs + Br/Dim)
MK19A             Mouse Remote and Receiver Kit
MR26A             MP3/Multimedia RF Receiver for use with UR51A and UR52A remotes
MS13A             HawkEye Indoor Motion Sensor
MS14A             EagleEye Indoor/Outdoor Motion Sensor
PHR04             Pro SlimLITE Key fob
PHR05             Pro Keychain Remote, similar to KR19A but 3 ON-OFF buttons
PHW03             Pro 3 unit + Bright/dim Wireless W.S. (for use with any X-10 RF  Receiver)
PHW04D            Pro HomePlate(TM)
PHW04D            HomePlate(TM) Gold
PMS02             Pro HawkEye(TM) Indoor Motion Sensor
PS10A             Addressable Power Supply for Video Senders (replaced by XM10A)
PT30A             Power Supply for VT30A
PT30A             Power Supply for VT30A
PT31A             Power supply for SC16A
PT31A             Power supply for SC16A
RCR17             Retail Camera Scanning Remote
RKR24             Retail SlimLITE Key fob
RLM20             Retail Mini Screw-In Lamp Module
RMS19             NITEOwl(TM) Retail Indoor/Outdoor Motion Sensor
RSC20             Retail version of SC15A-W. (WHITE)
RSS18             Retail HomePlate(TM)
RSS20             Retail HomePlate(TM) Gold
RVK35             Retail Video Sender
RVK54             Retail Scan Cam
RVR35             Retail Video Receiver + PR30A Power Supply
RVT35             Retail Video Transmitter + PT30A Power Supply
RXC15             Retail camera with 2.4 GHz transmitter built-in
RXC16             Retail b/w version Camera with 2.4 GHz transmitter built-in

Product #         Product Name
---------         ------------
RXM15             Retail version of XM10A
RXX16             Retail XC10A camera with 2.4 GHz transmitter built-in + XM10A P.S.
RXX17             Retail XC11A b/w camera with 2.4 GHz transmitter plus power supply
SC15A             Xcam Anywhere (Indoor/Outdoor) Camera with mic. (GRAY)
SC15A-W           Xcam Anywhere (Indoor/Outdoor) Camera with mic. (WHITE)
SC16A             Xcam Anywhere (Indoor/Outdoor) Camera with mic. (GRAY)
SC17A             Xcam Anywhere (Indoor/Outdoor) Camera with mic. (WHITE)
SC18A             Xcam Anywhere (Indoor/Outdoor) Camera with mic. (GRAY) new IC + XM10A
SC20A             B/W Xcam Anywhere (GRAY)
SC21A             B/W version of Xcam Anywhere (GRAY 60 ft. cord + XM10A)
SS13A             StyleSwitch 3 unit + dim
SS15A             StyleSwitch 3 unit + dim (Gold Trim)
SW10A             MacroRecorder Software
SW11A             Fuse Software
SW12A             Boom Software
SW15A             X-Ray Vision Software
SW16A             Boom II Software
SW17A             IR Commander software for use with UX17A
UR47A             X-10 DVD 6-in-1 RF: TV, VCR, CBL, AUX, ,SAT, DVD
UR51A             MP3 Remote, same as UR47A but with PC features added.
UR52A             Real Media Remote, same as UR47A but with PC features added.
UX17A             RF to IR A/V Blaster with plug-in power supply
VA10A             USB to Video Adapter
VA23A             VGA to Video Adapter
VC10A             Indoor Color Camera
VC12A             Indoor Color Camera with mic
VK20A             Video Sender kit
VK22A             Video Sender kit + UR23A
VK25A             Big Picture Kit
VK30A             New Video Sender kit
VK32A             XCam kit. Includes VR30A, VT30A, PR30A, PT30A, VC10A
VK34A             XCam Anywhere kit. Includes VR30A, VT30A, PR30A, PT30A, SC15A
VK35A             DVD Anywhere kit. Includes VR30A, VT30A, PR30A, PT30A, MK19A + cable
VK36A             MP3 Anywhere kit. Includes VR30A, VT30A, PR30A, PT30A, MK19A + cable
VK37A             Xcam with mic Video Sender kit (VR30A, VT30A, PR30A, PT30A, VC12A)
VK38A             Video Sender kit with camera, CR12A, XM10A, (qty and mix to TBT)
VK41A             SC15A-W and VT30A (includes PT30A)
VK42A             VK40A plus IN19A (instructions) Now VR30A + IN19A
VK43A             VC10A and VT30A (includes PT30A)
VK44A             SC15A-W + PT31A + 60 ft. cable
VK45A             XX10A, VR30A, RCA/RCA cable, FF cable (replaced by VK48A)
VK47A             UR51A MP3 Remote plus MR26A Receiver
VK48A             XX10A, VR31A (mono), RCA/RCA cable, FF cable
VK49A             XC10A camera + XM10A addressable PS + VR31A Video Receiver
VK50A             VA10A USB Video Adapter + SW15A Xray Vision Software

Product #         Product Name
---------         ------------
VK51A             SC15A + VK30A + VK50A (VA10A + SW15A) + IN22A instructions
VK52A             MP3 Anywhere 2000 kit (VK30A, VK47A, SW16A, ZC13A, IN23A
VK53A             DVD Anywhere 2000 kit (VK30A, VK47A, SW16A, ZC13A, IN24A
VK55A             XRay Vision: XX10A, VR30A, VA10A, SW15A, IN25A
VK56A             XCam Anywhere Kit white (VK30A, SC15A-W, IN13A)
VR20A             Large Video Receiver (part of VK20A and VK22A Kits)
VR30A             Small Video Receiver + PR30A Power Supply (* was VK40A)
VR31A             Small Video Receiver (ONE audio connector) + PR30A Power Supply
VT20A             Large Video Transmitter (part of VK20A and VK22A Kits)
VT24A             Large Video Transmitter (part of VK25A Big Picture Kit)
VT30A             Small Video Transmitter + PT30A Power Supply (* was VK39A)
XC10A             Camera with 2.4 GHz transmitter built-in
XC11A             b/w version of XC10A Camera with 2.4 GHz transmitter built-in
XM10A             100mA X10 controlled power supply for the XC10A camera.
XM11A             200mA X10 controlled power supply for the XC10A camera
XPC10             Pro VC10A and VT30A (includes PT30A)
XPC20             Pro SC15A-W and VT30A (includes PT30A)
XSC15             Pro Xcam Anywhere (Indoor/Outdoor) Camera with mic. (WHITE)
XSC17             Pro SC15A-W + PT31A + 60 ft. cable
XVC10             Pro Indoor Color Camera
XX10A             XC10A camera with 2.4 GHz transmitter built-in + PT30A power supply
XX11A             XC10A camera with 2.4 GHz transmitter built-in + XM10A power supply
XX12A             XC11A b/w camera with 2.4 GHz transmitter plus power supply
ZB10A-100         Battery Pack for XC10A camera
ZB10A-200         Battery Pack for XC10A camera with on/off switch
ZC13A             MP3 cable
ZC14A             XCam Anywhere Adapter Cable
ZT10A             Tripod for XCams

RC5000            Wireless Remote Control System (includes RT504 and RR501)
RT504             8 Button Remote Control
HR12A             PalmPad(TM) 8 Button Remote Control
RC6500            Wireless Remote Control System (includes KC674 and TM751)
KC674             2 Button Remote Control
RW684             Stick-A-Switch(TM) Wireless Wall Switch, 2 unit
RW694             Stick-A-Switch(TM) Wireless Wall Switch, 4 unit
RW724             Stick-A-Switch(TM) Wireless Wall Switch, 3 unit + Bright/Dim
MC460             Mini Controller
SC503             Maxi Controller
SD533             SUNDOWNER(TM)
PR511             Dual-Floodlight Motion Detector
MT522             Mini Timer
MT10A             Mini Timer
TR551             Telephone Responder

Product #         Product Name
---------         ------------
TR16A             Telephone Responder
CP290             Home Automation Interface (for IBM PC compatibles)
CM11A             Two-Way Universal Computer Interface (for IBM PC compatibles)
TH2807            Thermostat Set-Back
LM465             Lamp Module
LM14A             2-Way Lamp Module
WS467             Wall Switch Module
WS4777            3-Way Wall Switch (includes WS477 Master Switch and CS277 Companion Switch)
AM486             Appliance Module (2 pin polarized)
AM14A             2-Way Appliance Module (2 pin polarized)
AM466             Appliance Module (3 pin grounded)
AM15A             2-Way Appliance Module (3 pin grounded)
SR227             SuperSocket(TM) Split Receptacle Module
HD243             Heavy Duty 220V Appliance Module (15 A)
HD245             Heavy Duty 220V Appliance Module (20 A)
SC546             Remote Controlled Chime Module
UM506             Universal Module
SL575             Screw-in Lamp Module
LM15A             SocketRocket(TM) Miniature Screw-in Lamp Module
RR501             Two-Way Wireless Transceiver/Appliance Module
TM751             Wireless Transceiver/Appliance Module
WS13A             3-Way Fluorescent Wall Switch Module
WS14A             Decorator Dimmer Switch Module
PM5900            POWERMID(TM) Infrared Remote Extender
ST539             POWERMID Infrared Transmitter
RE549             POWERMID Infrared Receiver
RX569             POWERMID Infrared Extender
IR543             Infrared Gateway Controller
UR41A             TV Buddy Universal TV Remote
DS7000            Protector Plus 7 Piece Security System with Voice Dialer
VS5600            Protector Plus Security Console/Voice Dialer System (PS561 and SH624)
DC8700            Monitor Plus Monitored 7 Piece Security System with Digital Communicator
DC821             Monitored Console
SH624             Security/Home Automation Remote Control
KF574             Key Chain Remote
KR10A             Key Chain Remote
DW534             Door/Window Sensor
DS10A             Door/Window Sensor
SP554A            Motion Detector
MS10A             Motion Detector
PH508             POWERHORN Remote Siren
SH10A             POWERHORN Remote Siren
PF284             POWERFLASH Burglar Alarm Interface

Product #         Product Name
---------         ------------
SR731             Smart RF Repeater
PA5800            Personal Assistance Security Console/Voice Dialer with Heart-Shaped Panic Pendant
PC9200            Personal Assistance Security Console with Digital Communicator
PC902             Monitored Console
HP564A            Water-Resistant Call Pendant
KR15A             Big Red(TM) Panic Button
WR10A             Wrist Watch Panic Button
ORCA 2000         Panic Alarm System
PK9000            RoboDog(TM) Barking Dog Alarm
DM10A             Outdoor Motion Detector for use with RoboDog

                                   EXHIBIT B

                    Terms and Conditions of Purchase Orders

Payment Terms:
-------------

120 days after delivery to F.O.B. shipping point.

General Terms and Conditions:
----------------------------

1. This order is not valid unless signed or otherwise authorized in writing by the Purchaser's representative. If the terms specified on this order do not appear on or agree with Supplier's invoice as rendered, Supplier agrees that Purchaser may change the invoice to conform to this order and make payment accordingly.

2. In the event Supplier is unable to deliver any part or all of the merchandise called for by this order, Supplier agrees to notify the Purchaser immediately.

3. All goods furnished under this order shall be subject to inspection and testing by representatives of Purchaser or its agents. Payments for goods prior to inspection shall not constitute acceptance and Purchaser reserves the right to hold for Supplier or return to Supplier, any rejected goods.

4. Delivery shall be F.O.B. Hong Kong, unless otherwise specified on the face of this order. Prior to July 1, 2000, title to and risk of loss of Products subject to a Product Delivery Request shall pass from Supplier to Purchaser upon Supplier's receipt of a Purchase Order for such Products from Purchaser. On and after July 1, 2000, title to and risk of loss of Products subject to a Product Delivery Request shall pass from Supplier to Purchaser upon the earlier of (i) Supplier's receipt of a Purchase Order for such Products from Purchaser, or (ii) payment by Purchaser of the full purchase price for such Products. Purchaser shall be entitled to file any financing statements and other documents necessary to protect Purchaser's interest in any Products subject to outstanding Purchase Orders, and Supplier agrees to cooperate in any manner necessary to effectuate such filings.

5. Supplier hereby assigns to Purchaser all assignable warranty rights with respect to the merchandise in this order, including without limitation all rights of Supplier under warranties of any manufacturer of any of the merchandise or any part or component thereof.

6. Supplier warrants that the merchandise shipped under this order, including packaging and labeling: (a) was produced in compliance with all applicable laws, regulations, orders and ordinances of the country of origin and of the federal laws of the United States or any agency thereof, including without limitation any hazardous substance laws; (b) is accurately labeled and clearly identifies the country of origin; and (d) is labeled in accordance with and complies in all respects with any and all applicable federal regulations, orders and ordinances.

7. A waiver of or failure to perform any one or more of the conditions of this order shall not constitute a waiver of or an excuse for nonperformance as to any other part of this or any other order.

8. In the event of any proceeding, voluntary or involuntary, in bankruptcy or insolvency by or against the Supplier, including any proceeding under the United States bankruptcy laws, or any bankruptcy, insolvency or receivership laws of any state or any foreign country, or any political subdivision thereof or in the event of the appointment with or without Supplier's consent of a receiver or an assignee for the benefit of creditors, Purchaser may, at its option, cancel this order as to any undelivered portion of the merchandise.

9. This order and the rights and obligations of the parties hereunder shall be determined in accordance with the laws of the State of Washington and shall not be subject to or governed by the U.N. Convention on Contracts for the International Sale of Goods. If litigation arises hereunder or as a consequence of any transaction contemplated or resulting from this or either party's performance or breach thereof, jurisdiction and venue of such litigation shall be in the Superior Court for the State of Washington for King County, or the United States District Court for the Western District of Washington in Seattle, at the option of Purchaser, and Supplier hereby consents to such jurisdiction and venue. Any award or judgment of any of said courts may be entered and enforced in any other domestic or foreign court of competent jurisdiction, and shall be awarded full faith and credit.